UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report October 28, 2009

(Date of earliest event reported)

Commission File Number 0-16211

DENTSPLY INTERNATIONAL INC

(Exact name of registrant as specified in its charter)

Delaware	39-1434669
(State of Incorporation)	(IRS Employer Identification No.)

221 West Philadelphia Street,

York, Pennsylvania	17405-0872
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:

(717) 845-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. - Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition."

On October 28, 2009, the Company issued a press release disclosing its third quarter 2009 sales and earnings. This earnings release references net sales, excluding precious metal content, and net income, excluding certain unusual items, both of which could be considered measures not calculated in accordance with generally accepted accounting principles (non-GAAP measures). Due to the fluctuations of precious metal prices and because the precious metal content of the Company's sales is largely a pass-through to customers and has minimal effect on earnings, the Company reports sales both with and without precious metal content to show the Company's performance independent of precious metal price volatility and to enhance comparability of performance between periods. Earnings from continuing operations, excluding certain unusual items, is presented to enhance the comparability between periods. A copy of the Company's press release is attached hereto as Exhibit (99.1) and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements - Not applicable.

(b) Exhibits:

99.1 The Dentsply International Inc. Third Quarter 2009 earnings release issued October 28, 2009 as referenced in Item 2.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY INTERNATIONAL INC

(Company)

/s/	William R. Jellison

William R. Jellison

Senior Vice President and

Chief Financial Officer

Date: October 28, 2009